Exhibit 10.42

Arena Pharmaceuticals, Inc., 2013 Long-Term Incentive Plan

20[ ] Performance Restricted Stock Unit Grant Agreement

THIS GRANT AGREEMENT (this “Agreement”), effective as of ________________ (the “Grant Date”), is entered into by and between Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and ______________ (the “Participant”) and evidences the terms of the Company’s grant to the Participant of a performance restricted stock unit (“PRSU”) award on the terms and conditions set forth herein (the “Award”).

1.    Target and Maximum Number of PRSUs under the Award; Underlying Shares. The Award is for the below target PRSUs, with potential to earn additional PRSUs up to the maximum number below, subject to the conditions and adjustments specified herein. Each PRSU represents the right to potentially be issued one Share on a future date.

Target number of PRSUs:                  (“Target PRSUs”)
Maximum number of PRSUs*:              (“Maximum PRSUs”)

* As set forth below, the Shares subject to the actual PRSUs plus credited dividend equivalents that may vest are capped at six times the Fair Market Value of the Shares on the Grant Date subject to the Target PRSUs, which may result in fewer than the Maximum PRSUs vesting regardless of the Company’s relative TSR performance during the Performance Period (the “Value Cap”).

2.    Subject to the Plan. This Agreement is subject to the provisions of the Arena Pharmaceuticals, Inc., 2013 Long-Term Incentive Plan (the “Plan”). Certain terms are defined in this Agreement, and, unless the context requires otherwise, other capitalized terms used herein shall have the same meaning as in the Plan. Except as provided herein, in the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

3.    Account. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company for the Participant’s benefit the Maximum PRSUs. On each date that any normal or regular dividends (whether paid in cash, stock or other property, but excluding special or extraordinary dividends) are paid on the Shares, the Company will credit the Account with a number of additional PRSUs equal to the result of dividing (i) the product of the Maximum PRSUs credited to the Account on the record date for such dividend and the per Share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to stockholders. The additional PRSUs shall be or become vested to the same extent as the PRSUs that resulted in the crediting of such additional PRSUs. For clarification, in the event that any special or extraordinary dividends are paid on the Shares, the provisions of the Plan shall control.

4.    Vesting. The number of PRSUs that may vest will be determined based on the Company’s actual performance against the performance goals specified in the Award Determination, Vesting and Issuance Criteria attached as Attachment I to this Agreement (the “Vesting and Issuance Criteria”), subject to the Participant’s satisfaction of the service vesting conditions set forth therein. The Target PRSUs represent the number of PRSUs that would vest if the Participant satisfies the service vesting conditions set forth in the Vesting and Issuance Criteria and the Company achieves exactly 100% of the Company’s target performance goal specified in the Vesting and Issuance Criteria. In no event will more than the following PRSUs vest: the lesser of (i) the Maximum PRSUs plus additional PRSUs representing dividend equivalents set forth in Section 3 or (ii) the Value Cap. With respect to the Participant, this Agreement shall supersede any individually negotiated agreement with Company (or an Affiliate) and any generally applicable severance or change-in-control plan, policy, or practice, whether written or unwritten, of the Company (or an Affiliate) to the extent that such agreement, plan, policy or practice provides for vesting acceleration of equity awards.

5.    Capitalization Adjustments. The Award shall be equitably and appropriately adjusted as provided in Section 12.2 of the Plan.

6.     Termination of Employment or Service.

(a)    Termination of Employment or Service Other Than Due to Qualifying Termination, Disability or Death. In the event the Participant ceases to be in the continuous service of the Company or an Affiliate as any of an Employee, a Consultant or a Director for any reason other than as a result of a Qualifying Termination, Disability or death, such portion of the Award that was not vested at the time the Participant ceases to be in the continuous service of the Company or an Affiliate as any of an Employee, a Consultant or a Director shall be immediately forfeited.

(b)    Termination of Employment or Service Due to Qualifying Termination, Disability or Death. The impact to the Award in the event the Participant ceases to be in the continuous service of the Company or an Affiliate as any of an Employee, a Consultant or a Director due to a Qualifying Termination, Disability or death shall be as specified in the Vesting and Issuance Criteria.

7.    Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)    Cause. “Cause” means a determination that one or more of the following has occurred, as reasonably determined by the Committee in good faith:

(1)Participant’s willful and continued failure to substantially perform his or her duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Committee which specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his or her duties; provided, however, that a termination of employment to be for Cause pursuant to this subsection, the Participant must (A) receive a written notice which indicates in reasonable detail the facts and circumstances claimed to provide a basis for the termination of his or her employment for Cause; and (B) be provided with an opportunity to be heard no earlier than 30 days following the receipt of such notice (during which notice period the Participant has the opportunity to cure and has failed to cure or resolve the behavior in question);
(2)Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving fraud, dishonesty or moral turpitude;
(3)Participant’s willful engaging in gross misconduct; or
(4)Participant’s unauthorized use or disclosure of material confidential information or material trade secrets of the Company.
Any determination of “cause” for purposes of this Agreement shall have no effect upon any determination of the rights or obligations of the Company (or an Affiliate) or the Participant for any other purpose.

(b)     Control Transaction. “Control Transaction” means a transaction that is either a Change in Control or a Corporate Transaction.

(c)    Corporate Transaction. “Corporate Transaction” means (i) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation or (ii) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise. Notwithstanding the foregoing, a “Corporate Transaction” shall not include a transaction that is effected exclusively for the purpose of changing the domicile of the Company.

(d)    Disability. “Disability” means the Participant becoming disabled within the meaning of Section 22(e)(3) of the Code and Section 409A of the Code. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Participant has incurred a Disability shall be final and binding on all parties concerned.

(e)    Good Reason. “Good Reason” means, with respect to a Participant, any one of the following provided that the Participant has first provided written notice to the Company of the existence of such condition and the Company (or surviving corporation) has not remedied such condition within 30 days after the Participant’s written notice is received by the Company and the Participant separates from service within one year following the initial existence of such condition: (i) any reduction in Participant’s annual base salary (except for salary decreases generally applicable to the Company’s other similarly-situated employees); (ii) any material reduction in the Participant’s target bonus level or bonus opportunities; (iii) Participant’s duties or responsibilities are materially diminished (and not simply a change in title or reporting relationships); provided, however, that the Participant shall not have “Good Reason” to terminate if the Company is retained as a separate legal entity or business unit following the effective date of a Change of Control and the Participant holds the same position in such legal entity or business unit as the eligible employee held before the effective date of such Change of Control; (iv) in the event the Participant is a member of the Board, any failure of the Board or one if its committees to re-nominate the Participant for election to the Board; (v) any significant reduction, in the aggregate, in the employee benefit programs made available to the Participant other than a reduction in such employee benefit programs affecting all employees of the Company substantially equally; or (vi) the relocation without Participant’s prior written approval of the Participant’s principal office or place of business to a location that would cause an increase by more than twenty (20) miles in the Participant’s one-way commuting distance from the Participant’s principal personal residence to the principal office or business location at which the Participant is required to perform services, except for required travel for the Company’s business to an extent substantially consistent with the Participant’s prior business travel obligations. The determination under this Agreement that a Participant’s termination is with or without Good Reason shall be made by the Company in good faith, and any such determination shall have no effect upon any determination of the rights or obligations of the Company (or an Affiliate) or the Participant for any other purpose. Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

(f)    Qualifying Termination. “Qualifying Termination” means (i) the Participant’s termination due to Retirement, (ii) the Participant’s termination by the Company without Cause, or (iii) the Participant’s resignation for Good Reason, in each case, subject to the Participant’s provision to the Company following such termination of an executed waiver and general release of claims in a form reasonably acceptable to the Company (the “Release”) no later than 45 days following such termination, and permitting such Release to become effective in accordance with its terms.

(g)    Retirement. “Retirement” means termination of the Participant’s continuous service for the Company or an Affiliate as any of an Employee, a Consultant or a Director for any reason other than the Participant’s Disability or death or termination by the Company for Cause if (i) the Participant is then at least age 60, (ii) the Participant has provided at least ten years of continuous service as an Employee to the Company and/or its Affiliates, and (iii) the Participant has provided at least six months advance written notice to the Company of his or her intention to terminate due to Retirement (which notice condition may be waived by the Company, in its discretion).

(h)    Separation from Service. “Separation from Service” means the Participant’s “separation from service” for purposes of Section 409A of the Code.

8.    Payment of Shares. The Company shall make a payment to the Participant of Shares based on the number of the vested PRSUs credited to the Participant’s Account upon the applicable scheduled issuance date specified in the Vesting and Issuance Criteria. However, if a scheduled delivery date falls on a date that is not a trading day, such delivery date shall instead fall on the next following trading day. Notwithstanding the foregoing, in the event that the Company determines that any Shares are scheduled under this Agreement to be delivered on a day (the “Original Distribution Date”) on which the Company determines that a sale by the Participant of such Shares would (i) violate the registration requirements under the Securities Act or (ii) violate any of the provisions of the federal securities laws (or any Company or, if applicable, Affiliate policy related thereto) or (iii) violate a “lock-up” agreement undertaken in connection with an issuance of securities by the Company or (iv) not be permitted under applicable securities laws or Company policies by the Participant on the open market and (v) the Company elects, prior to the Original Distribution Date, not to satisfy its tax withholding obligation by withholding Shares from the Shares otherwise due to the Participant on the Original Distribution Date under this Agreement, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable on the date on which the sale of such Shares would not be in violation of any of such registration requirements, the federal securities laws (or any Company or, if applicable, Affiliate policy related thereto), lock-up agreement or would otherwise be permitted under applicable securities laws or Company policies by the Participant on the open market; provided, however, that in no event shall the delivery of the Shares be delayed pursuant to this Section 8 beyond December 31 of the calendar year in which the Original Distribution Date occurs.

9.    Form of Payment. Payments pursuant to Section 8 shall be made in the form of the Shares underlying the PRSUs that vest in accordance with the Vesting and Issuance Criteria.

10.    Beneficiary. In the event of the Participant’s death prior to payment in settlement of the PRSUs credited to the Account, payment shall be made to the last beneficiary designated in writing that is received by the Company prior to the Participant’s death or, if no designated beneficiary survives the Participant, such payment shall be made to the Participant’s estate.

11.     Change in Control; Corporate Transaction. In the event of a Control Transaction, the number of PRSUs and dividend equivalents that may vest will be determined in accordance with the Vesting and Issuance Criteria. In the event of a Control Transaction, the Surviving Corporation or the Parent Corporation, if applicable, may assume, continue or substitute the Award on substantially the same terms and conditions as applicable prior to the Control Transaction (which may include provisions for future settlement of the Award for the same consideration paid to the stockholders of the Company pursuant to the Control Transaction, as applicable); provided, however, that the Award will be converted into a time-based vesting award pursuant to Section G.1 of the Vesting and Issuance Criteria and the performance goals will no longer apply. In the event of a Control Transaction, to the extent the Surviving Corporation or the Parent Corporation, if applicable, does not assume, continue or substitute the Award on substantially the same terms and conditions as applicable prior to the Control Transaction (which may include provisions for future settlement of the Award for the same consideration paid to the stockholders of the Company pursuant to the Control Transaction), the Award will immediately vest to the extent specified in the Vesting and Issuance Criteria. For purposes of this Agreement, if the Company is the Surviving Corporation or the Parent Corporation, if applicable, it shall be deemed to have assumed the Award in the Control Transaction unless it takes explicit action to the contrary.

12.    Source of Payments. The Participant’s right to receive payment under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Participant has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to pay the value of the Account on the payment date.

13.    Miscellaneous.

(a) Withholding. The Participant agrees to pay to the Company, or to make satisfactory arrangement with the Company for payment of, any federal, state or local taxes, if any, required by law to be withheld in respect of the PRSUs. The Participant hereby agrees that the Company or an Affiliate, as applicable, may withhold the applicable taxes from the Participant’s wages or other remuneration. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Participant on the payment in settlement of the PRSUs, up to the lesser of Participant’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to the Participant any Shares. In the event the Company’s obligation to withhold arises prior to the delivery to the Participant of the Shares or it is determined after the delivery of Shares to the Participant that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, the Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(b) No Rights of a Stockholder. The Participant shall not have any of the rights of a stockholder with respect to the Shares that may be issued in settlement of the PRSUs until such Shares have been issued.

(c) Nontransferability of PRSUs. Except to the extent and under such terms and conditions as determined by the Committee, the PRSUs shall not be transferable otherwise than by will or the laws of descent and distribution or as provided in Section 10.

(d) Severability. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable (or, if applicable, to the extent necessary to comply with the change in the law or regulation), and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

(f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered at the time and on the date on which the same is postmarked.

Notices to the Company should be addressed to:

Arena Pharmaceuticals, Inc.
6154 Nancy Ridge Drive
San Diego, California 92121
Attention: Chief Financial Officer

With a copy to: General Counsel

Notices to the Participant should be addressed to the Participant at the Participant’s address as it appears on the Company’s records. The Company or the Participant may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and received via facsimile or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

(h) Agreement Not a Contract.  This Agreement (and the grant of PRSUs) is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue as an Employee, a Consultant or a Director, or of the Company or an Affiliate to continue the Participant’s service as an Employee, a Consultant or a Director. The Participant’s employment shall remain at-will, if applicable, and subject to termination by the Company or an Affiliate, as applicable, at any time, with or without cause or notice.

(i) Entire Agreement; Modification. Except as provided in the next sentence, this Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties. This Agreement and Plan may be modified or superseded by the specific provisions, if any, of a written agreement, plan or other arrangement (regardless of whether entered into or established before, concurrently or after the date of this Agreement) of the Company or an Affiliate that is applicable to the Participant, to the extent such an agreement, plan or other arrangement provides a greater benefit to the Participant and otherwise does not cause the payments hereunder to fail to comply with the provisions of Section 409A of the Code.

(j) Compliance with Section 409A of the Code.

(i) Automatic Delay of Payment. Notwithstanding anything contained in this Agreement to the contrary, if the Company determines that as of the date of payment the Participant is a “specified employee” (as such term is defined under Section 409A of the Code), any Shares (or shares of the common stock of the successor company in the event of a Change in Control) payable by reason of the Participant’s Separation from Service with the Company (or an Affiliate) for any reason other than death or Disability, if applicable, will not be paid until the date that is six months following the date of Separation from Service (or such earlier time permitted under

Section 409A of the Code without the imposition of any accelerated or additional taxes under Section 409A of the Code).

(ii) General. This Agreement is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Agreement shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, as determined by the Committee. Any provision of this Agreement that would cause the payment or settlement thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

ARENA PHARMACEUTICALS, INC.

By: ______________________________________

_______________________________________
Participant

Attachment I

Award Determination, Vesting and Issuance Criteria
(20[ ] Performance Restricted Stock Unit Awards)
A.    Performance Period. The performance period commences March 1, 20[ ], and ends on February 2[], 20[ ] (the “Performance Period”).
B.    Performance Metrics. The performance metric is the Company’s relative total shareholder return (“TSR”) performance during the Performance Period as measured versus the TSR performance of the [ADD NUMBER] members of the NASDAQ Biotechnology Index as of December 31, 20[ ], including the Company (collectively the “Index” and each company an “Index Peer Company”) during the Performance Period.

•	New entrants to the NASDAQ Biotechnology Index after December 31, 20[ ], are not considered part of the Index.

•
Any company that falls out of the NASDAQ Biotechnology Index prior to the end of the Performance Period, but continues actively trading on a U.S. public securities market or exchange, remains in the Index.

C.    Calculation of TSR. “TSR” as applied to any Index Peer Company means such company’s stock price appreciation from the beginning to the end of the Performance Period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Index Peer Company) during the Performance Period, expressed as a percentage return. Except as modified in Section G, for purposes of computing TSR for an Index Peer Company, the stock price at the beginning of the Performance Period will be the closing price of a share of common stock of such Index Peer Company on March 1, 20[ ], and the stock price at the end of the Performance Period will be the average price of a share of common stock of such Index Peer Company over the 30 trading days ending on February 2[], 20[ ], adjusted for stock splits or similar changes in capital structure.

•
The TSR for an Index Peer Company will be deemed to be -100% if, during the Performance Period, such company: (i) files for bankruptcy, reorganization, or liquidation under any chapter of the U.S. Bankruptcy Code; (ii) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days; (iii) is the subject of a stockholder approved plan of liquidation or dissolution; or (iv) ceases to conduct substantial business operations.

•
Any Index Peer Company that stops actively trading on a U.S. public securities market or exchange before the end of the Performance Period for reasons unrelated to such a bankruptcy related event (for e.g., due to an acquisition of the Index Peer Company, a going-private transaction, etc.) is excluded from the Index for purposes of the Index TSR calculation.

D.    Award Determination and Vesting Requirements. As soon as practicable within the 30-day period following completion of the Performance Period, the Committee will determine and will certify the applicable percentile level of the Company’s TSR during the Performance Period as measured versus the TSR of the Index during the Performance Period. The date of the Committee’s determination and certification is the “Certification Date.” Except as specifically provided below, the Participant must remain in the continuous service of the Company or an Affiliate as any of an Employee, a Consultant or a Director through the Certification Date in order for any PRSUs to vest. Except as specifically provided below, Shares will be issued in respect of the number of the PRSUs that vest as soon as practicable within the 30-day period following such Certification Date. Any portion of the Award that does not vest on the Certification Date will immediately terminate and be forfeited on the Certification Date.

E.    Calculation of Final Number of Vested PRSUs. The number of PRSUs that may vest will generally be determined as follows:

•
The number of PRSUs that may vest is capped at the lower of (i) 200% of the Target PRSUs, before including additional PRSUs credited as dividend equivalents and (ii) the Value Cap. Subject to such maximum, the actual number of PRSUs that may vest will be determined as set forth in the following chart based upon the indicated performance levels with linear interpolation between performance levels:

Performance	The Company’s TSR Rank vs. Index (as a Percentile)	Payout Percentage of Target PRSUs
Maximum	90th and above	200%
	75th	150%
Target	60th	100%
	50th	75%
Threshold	40th	50%

•	If the Company’s TSR is less than the 40th percentile of the TSR of the Index, no PRSUs will vest.

•
If the Company’s absolute TSR is negative, the number of PRSUs that may vest is capped at 100% of the Target PRSUs, even if the percentile of the Company’s TSR as compared to the TSR of the Index is above the 60th percentile.

F.    Effect of Qualifying Termination; Death or Disability; Control Transaction.

1.     Pro-Rata Vesting in Connection with a Qualifying Termination Preceding the Certification Date. Subject to Section F.2 below, following a Qualifying Termination of the Participant, the number of PRSUs that will vest on the Certification Date will be a pro-rata portion of the number of PRSUs that would have vested had the Participant remained in the continuous service of the Company or an Affiliate as any of an Employee, a Consultant or a Director through the Certification Date. Such pro-rata portion will be determined by taking the number of PRSUs that would have vested had the Participant remained in such continuous service through the Certification Date (the “Default Number of Units”) and multiplying it by the percentage determined by taking the number of full calendar months of such continuous service that the Participant completed during the Performance Period prior to the Qualifying Termination and dividing such number by 36. Shares will be issued in respect of the pro-rata number of the PRSUs that vest during the 30-day period following the Certification Date. Any portion of the Award that does not vest on the Certification Date will immediately terminate and be forfeited on the Certification Date.

2.    Impact of Qualifying Termination Followed By Control Transaction. In the event a Qualifying Termination is followed by a Control Transaction that precedes the scheduled end of the Performance Period, the number of PRSUs that will vest upon the Control Transaction will be determined on a pro-rata basis as calculated in Section F.1 above, except that a number of PRSUs corresponding to the CIC Achievement Level (as defined in Section G.1) will be substituted for the Default Number of Units. Any portion of the Award that does not vest upon the Control Transaction will immediately terminate and be forfeited on such date. If the Award is assumed, continued or substituted by the Surviving Corporation or the Parent Corporation in the Control Transaction, Shares will be issued on the scheduled expiration date of the Performance Period in settlement of the vested number of PRSUs, without regard to the Participant’s satisfaction of any “Control Transaction Service Requirement” (as such term is defined below). Subject to satisfaction of the requirements set forth in Section H below, if in connection with such Control Transaction the Surviving Corporation or the Parent Corporation will not assume, continue or substitute the Award on substantially the same terms and conditions as applicable prior to the Control Transaction, Shares will be issued immediately prior to the Control Transaction in settlement of the vested number of PRSUs.

3.     Impact of Death or Disability. Upon the Participant’s termination due to death or Disability that occurs prior to the expiration of the Performance Period and prior to any Corporate Transaction, the Award shall immediately vest with respect to the greater of (i) the Target PRSUs, or (ii) such number of PRSUs as determined under Section E based upon the Company’s TSR performance as measured versus the Index’ TSR performance during the portion of the Performance Period that precedes the date of termination due to death or Disability. The Committee shall make a determination of the applicable number of PRSUs that will vest as soon as practicable within the 30-day period following the Participant’s death or Disability, and the Award will vest with respect to such number of PRSUs on the date of such determination (the “Determination Date”). Shares will be issued in settlement of the number of PRSUs that vest on the 60th date following the date of the Participant’s death or Disability. Any portion of the Award that does not vest on the Determination Date will immediately terminate and be forfeited on such date. Upon the Participant’s termination due to death or Disability that occurs after the expiration of the Performance Period but before the Certification Date, the number of PRSUs that vest will be the number of PRSUs that would have vested had the Participant remained in the continuous service of the Company or an Affiliate as any of an Employee, a Consultant or a Director through the Certification Date, and will be issued to the Participant within the 30-day period following such Certification Date.

G. Impact of Control Transaction.

1.    Impact of Control Transaction. In the event of a Control Transaction that occurs before the scheduled end of the Performance Period, the number of PRSUs that may potentially vest will be determined immediately prior to the Control Transaction based upon the Company’s TSR performance as measured versus the Index’ TSR performance during the portion of the Performance Period that precedes the effective date of the Control Transaction (the “CIC Achievement Level”). For purposes of such determination, the Company's ending stock price will be the sale price of the Shares in the Control Transaction and the ending stock price of each of the other companies in the Index will be the average price of a share of common stock of the Index Peer Company over the 30 trading days ending on the effective date of the Control Transaction. For avoidance of doubt, this provision is intended to result in determination of a number of PRSUs that may potentially vest that will correspond to the CIC Achievement Level, without Committee certification (such CIC Achievement Level determined number of PRSUs are the “Control Transaction Determined Units”). Any portion of the Award that does not vest based upon the CIC Achievement Level will immediately terminate and be forfeited upon the Control Transaction.

2.    Control Transaction Continued Service Condition. In the event of a Control Transaction that precedes the scheduled expiration date of the Performance Period where the Surviving Corporation or the Parent Corporation assumes, continues or substitutes the Award on substantially the same terms and conditions as in effect prior to the Control Transaction, with respect to any Participant who has not terminated in a Qualifying Termination prior to the Control Transaction, the Participant must remain in continuous service with the Company or an Affiliate through the scheduled expiration date of the Performance Period in order for the Control Transaction Determined Units to vest (the “Control Transaction Continued Service Requirement”), and the Control Transaction Determined Units shall vest on the scheduled expiration date of the Performance Period. For the avoidance of doubt, in connection with any such assumption, continuation or substitution, the Control Transaction Determined Units are automatically converted into a time-based vesting award and the performance goals shall no longer apply. Notwithstanding the foregoing, if the Participant is terminated in a Qualifying Termination upon or at any time following the Control Transaction, the Control Transaction Continued Service Requirement will be waived and the Control Transaction Determined Units will immediately vest on the date of such termination, but Shares will not be issued in settlement of the Control Transaction Determined Units until the scheduled expiration date of the Performance Period. Additionally, if the Participant terminates due to death or Disability upon or at any time following the Control Transaction, the Control Transaction Continued Service Requirement will be waived and the Control Transaction Determined Units will immediately vest on the date of such termination and Shares will be issued in settlement of the Control Transaction Determined Units upon the earlier of (i) the 60th day following Participant’s death or Disability, or (ii) the scheduled expiration date of the Performance Period. In the event of a Control Transaction where the Surviving Corporation or the Parent Corporation will not assume, continue or substitute the Award on substantially the same terms and conditions as in effect prior to the Control Transaction, the Control Transaction Determined Units will vest immediately prior to the Control Transaction and, subject to satisfaction of the requirements set forth in Section H below, the Shares will be issued in settlement of the vested Control Transaction Determined Units immediately prior to the Control Transaction.

H.    Application of Section 409A.

The Award is intended to comply with the requirements of Section 409A of the Code as providing for payment in the form of issuance of Shares in settlement of any vested portion of the Award in all cases within the same taxable year during which the earliest of the following Section 409A permitted payment dates and events occur: (i) the scheduled expiration date of the Performance Period, (ii) the sixtieth (60th) day following the Participant’s death, (iii) the sixtieth (60th) day following the Participant’s Disability, and (iv) if the payment acceleration exemption permitted under Treasury Regulation 1.409A-3(j)(ix)(B) is available and elected, upon a Control Transaction that is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as described in Code Section 409A(a)(2)(A)(iv) (a “409A CIC”). Accordingly, the following provisions shall apply and shall supersede anything to the contrary set forth herein, in the Agreement and in the Plan to the extent required for the Award to comply with the requirements of Section 409A of the Code. In a Control Transaction the Award must be assumed, continued or substituted by the Surviving Corporation or the Parent Corporation and any Shares scheduled to be issued upon the scheduled expiration date of the Performance Period may not be earlier issued in settlement of any Control Transaction Determined Units upon the Control Transaction unless the Control Transaction is a 409A CIC and an exemption is available and elected under Treasury Regulation 1.409A-3(j)(ix)(B) or such earlier issuance of the Shares is otherwise permitted by Section 409A of the Code. The Company retains the right to provide for earlier issuance of Shares in settlement of any vested portion of the Award to the extent permitted by Section 409A of the Code.